SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571                                          13-3906555

(Commission File Number)                     (IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

                                Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

                On June 7, 2004, Monster Worldwide, Inc. (the “Company”) announced it will host an informational investment community Webcast on Wednesday, June 9, 2004 from 10:00 a.m. to 2:00 p.m.  A copy of the announcement issued by the Company with respect thereto is filed herewith as Exhibit 99.1.

ITEM 7.                FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1 Press Release of the Company issued on June 7, 2004.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael Sileck
Michael Sileck
Chief Financial Officer

Dated: June 7, 2004